UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2021

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into Material Definitive Agreements.

Tahoe Joes and Buffets IP Transaction.

On October 1, 2021, Fresh Acquisitions, LLC and its affiliates (“Fresh”) conducted a U.S. Bankruptcy Code Section 363 Auction (the “Auction”) and selected BBQ Growth, LLC., a California limited liability company and wholly-owned subsidiary of BBQ Holdings, Inc. (“BBQ Holdings”), as the successful bidder for the assets associated with 6 Tahoe Joe’s restaurants (the “Tahoe Joe’s Business”) and the IP related to Old Country Buffet, Hometown Buffet, Ryan’s Buffet and Furr’s Restaurants (the “Buffet IP”).  As used in this Form 8-K, “Company”, “we” and “our” refer to BBQ Holdings and BBQ Growth LLC.

On October 6, 2021, the Company announced the signing of an Asset Purchase Agreement, dated October 4, 2021, by and between the Company and Fresh (the “Fresh APA”) to purchase certain assets of the Fresh Business from Fresh for a purchase price of $4,212,000 in cash and up to $1,000,000 in cures and $100,000 in short term payables, subject to normal closing adjustments, assumed liabilities, and approval of the Bankruptcy Court (the “Fresh Transaction”).  Pursuant to the Fresh APA, the Company may, up to the day of Closing, remove any acquired asset from the list of acquired assets in the Fresh APA, in its sole and absolute discretion, and elect to treat such contract, permit, or other asset as an excluded asset; provided, however, that no such removal will result in any adjustment to the purchase price.  Pursuant to the Fresh APA, assumed liabilities include obligations related to leased real property.  The Fresh Transaction represents an offer under Sections 363 and 365 of the U.S. Bankruptcy Code in connection with the Chapter 11 filing of Fresh.  The Fresh APA was entered into in accordance with the bidding procedures approved by the Bankruptcy Court.  The Fresh Transaction was approved by the Bankruptcy Court at a hearing on October 7, 2021.  The Fresh Transaction was closed on October 8, 2021.  The Company funded the Fresh Transaction with cash on hand.

The foregoing description of the Fresh APA is qualified in its entirety by reference to the agreement a copy of which is filed as an Exhibit to this Form 8-K, and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On October 6, 2021, the Company issued a press release announcing the signing of the Asset Purchase Agreement to acquire certain assets from Fresh Acquisitions, LLC and its affiliates.  The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by referenced.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement among Fresh Acquisitions, LLC and its affiliates, BBQ Growth, LLC., and BBQ Holdings, Inc., dated October 4, 2021
99.1	BBQ Holdings Press Release Announcing Their Intent to Acquire the Assets of Tahoe Joes dated October 6, 2021
Exhibit 104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: October 8, 2021	By:	/s/ Jason Schanno
Name: Jason Schanno
Title: Chief Financial Officer